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THE OAKMARK FAMILY OF FUNDS                                           Exhibit 18

NEW ACCOUNT PURCHASE APPLICATION                           [OAKMARK FAMILY OF
THE FUNDS WILL NOT ACCEPT THIRD PARTY CHECKS                 FUNDS - LOGO]
Make checks payable and mail to:
State Street Bank & Trust Company
Attention:  The Oakmark Funds
P.O. Box 8510
Boston, MA. 02266-8510
1-800-626-9392


1.  ACCOUNT REGISTRATION

    Choose one account type. PRINT CLEARLY.

[_]  INDIVIDUAL or JOINT
     Name ___________________________________________
     Social Security Number _______-________-________
     Birthdate _____/_____/_____
     Citizenship:     [_] U.S. or Resident Alien
                      [_] Other _____________________


     *Name __________________________________________
     Social Security Number _______-________-________
     Birthdate _____/_____/_____
     Citizenship:     [_] U.S. or Resident Alien
                      [_] Other _____________________

     *If second name is on account, registration will be Joint Tenancy with Rights of Survivorship unless otherwise specified.

[_]  CORPORATIONS, TRUSTS OR OTHER ENTITIES
     Name ___________________________________________
     ________________________________________________
     Tax ID Number ___________-______________________
     Trustee(s) _____________________________________
     ________________________________________________
     FBO ____________________________________________
     Date of Agreement _____/_____/_____

[_]  GIFT/TRANSFER TO MINOR
     Custodian's Name _______________________________
     Minor's Name ___________________________________
     Minor's Social Security Number _____-_____-_____
     Minor's Birthdate _____/_____/_____
     Minor's State of Residence _____________________
     Citizenship:     [_] U.S. or Resident Alien
                      [_] Other _____________________


2.   MAILING ADDRESS

     Street, Apt. ___________________________________
     City ___________________________________________
     State ___________ Zip __________________________
     Daytime Phone (   ) ____________________________
     Evening Phone (   ) ____________________________


     SEND DUPLICATE STATEMENTS TO:
     Name ___________________________________________
     Company ________________________________________
     Street _________________________________________
     City ___________________________________________
     State ___________________ Zip __________________


3.   INVESTMENT

     . Initial minimum:  $1,000 for Small Cap, Balanced, Emerging Value and
                           Select.
                         $2,500 for Oakmark, International and Oakmark Units.
     . Reduced initial minimum:  $1,000 for Oakmark, International and Oakmark
                                 Units, if establishing an Automatic Investment Plan of at least $100 per month. Sections 4 and 7 must be completed.
     . Initial minimum:  $1,000 for Gift/Transfer to Minor Account.


OAKMARK FUNDS                                INITIAL INVESTMENT                      DISTRIBUTION OPTIONS
                                                                                     Distributions will automatically be
                                                                                     reinvested in additional shares of your
                                                                                     Fund(s) unless you check the box(es) below.

[_]  Oakmark Fund (110)                      $ ________________________                      [_]
[_]  Oakmark Small Cap Fund (809)            $ ________________________                      [_]
[_]  Oakmark Balanced Fund (810)             $ ________________________                      [_]
[_]  Oakmark Select Fund (808)               $ ________________________                      [_]
[_]  Oakmark International Fund              $ ________________________                      [_]
[_]  Oakmark International Emerging          $ ________________________                      [_]
       Vale Fund (811)

OAKMARK UNITS OF:
[_]  Government Portfolio                    $ ________________________                      [_]
[_]  Tax-Exempt Diversified Portfolio (60)   $ ________________________                      [_]
[_]  Short Duration Tax-Free Fund (61)       $ ________________________                      [_]
          Total Investment                   $ ________________________                      [_]







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4.   AUTOMATIC INVESTMENT PLAN

[_] This allows you to purchase shares automatically by electronic transfer from your checking account.
     Transactions will occur on the 15th of the month or the next business day, unless otherwise specified.
     Beginning _____/_____/_____ invest $ ___________
     [_] Monthly      [_] Quarterly      [_] Annually
     Transactions should occur on the ____________ of the month.
     Check the box and complete section 7.


5.   TELEPHONE INVESTMENTS

[_] This allows you to purchase shares by telephone by calling 1-800-626-9392 between 8:00 AM and 4:00 PM EST and pay for them by electronic transfer from your checking account. Check the box and complete section 7.


6.   REDEMPTION AND EXCHANGE OPTIONS

A.   Telephone Redemptions and Exchanges.
     This allows you to use the telephone to redeem or exchange shares, unless you check the box below.
     Redemptions will be made payable to the registered owner(s) and mailed to the address of record.
     Proceeds from shares redeemed by telephone are limited to a $50,000 maximum per day.
     Persons having your account information may be able to act upon your behalf.
       [_] I DO NOT WANT TELEPHONE REDEMPTION.
       [_] I DO NOT WANT TELEPHONE EXCHANGE.

B.   Special Redemption Option.
[_] This allows you to redeem shares at any time and have the proceeds sent to your checking account.
     Check the box and complete section 7.

C.   Systematic Withdrawal Plan.  (Account Minimum: $25,000)
[_] This allows you to redeem shares automatically and have the proceeds sent to your address of record.
     Transactions will occur on the 24th of the month or the next business day, unless otherwise specified.
     Beginning _____/_____/_____ redeem $ ___________
     [_] Monthly      [_] Quarterly      [_] Annually


7.   BANK INFORMATION

     Complete this section if you have selected the Automatic Investment Plan from section 4, Telephone Investments from section 5 or the Special Redemption Option from section 6B. You must use the same checking account for these sections.
     Any co-signer of your checking account who is not a joint owner of the funds must authorize this service by signing below.
     A VOIDED CHECK FROM YOUR CHECKING ACCOUNT MUST BE ATTACHED TO THIS FORM.

Name of Bank _________________________________ Street Address __________________
City _________________________________________ State ________ Zip Code__________
Name(s) on Checking Account __________________ Checking Account # ______________ ______________________________________________ Bank ABA # ______________________
Co-Signer Signature ______________ Date ______


8.   SIGNATURE

     By signing this form I certify that:
     . I have received the current Fund prospectus and agree to be bound by their terms as governed by Illinois law. I have full authority and legal capacity to purchase Fund shares and establish and use any related privileges.
     TELEPHONE PRIVILEGES
     . I understand that the Telephone Redemption and Telephone Exchange Privileges will apply to my account unless I have specifically declined those privileges in section 6A of this application.
     I understand that by signing the application, unless the privileges are declined, I agree that neither the Funds nor their Transfer Agent, their agents, offices, trustees, directors or employees will be liable for any loss, liability or expense for acting or instructions given under the privileges, placing the risk of loss on me. See the discussion of the Telephone Redemption and Telephone Exchange Privileges in the prospectus. TAXPAYER IDENTIFICATION NUMBER CERTIFICATION
     I certify under penalties of perjury:
     . All information and certifications on this application are true and correct, including the Social Security or other Tax Identification Number (TIN) in section 1.
     . If I have not provided a TIN, I have not been issued a number but have applied (or will apply) for one. I understand that if I do not provide the Fund(s) a TIN within 60 days, the Fund(s) will withhold 31% from all my dividend, capital gain and redemption payments until I provide one.
     .  Check one of the following only if applicable:
           [_]  The IRS has informed me I am subject to backup withholding as a result of a failure to report all interest dividend income.
           [_]  I am a trust or organization that qualifies for the IRS backup withholding exemption.
     . The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.
     Sign below exactly as your name(s) appear in section 1.


------------------------  ------------   ------------------------  ------------
Signature                 Date           Signature                 Date


--------------------------------------   --------------------------------------
Title (if owner is an organization)      Title (if owner is an organization)